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                                                                    EXHIBIT 10.3

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, IS OMITTED AND IS NOTED WITH **. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    AGREEMENT

         THIS AGREEMENT is made and entered into as of the 29day of April 2001, by and between Intersections Inc.(INTERSECTIONS), a Delaware corporation with its principal place of business located at 14930 Bogle Drive, Chantilly, VA 20151, and Discover Financial Services., a Delaware corporation, with its principal place of business located at 2500 Lake Cook Road, Riverwoods, IL 60015 ("DFS").

         WHEREAS, INTERSECTIONS is in the business of providing consumer credit fraud prevention, detection, monitoring and notification products and certain administrative services related thereto;

         WHEREAS, DFS is a credit card servicer;

         WHEREAS, INTERSECTIONS desires to offer its services to selected persons who have a credit card serviced by DFS ("Cardmembers");

         WHEREAS, DFS wishes to have INTERSECTIONS make its consumer credit monitoring and notification product and related administrative services available to its Cardmembers; and

         NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

         1. The Product. The product to be offered by INTERSECTIONS is described in Exhibit A ("Product") attached to and made a part of this Agreement. Any changes to the Product, including Product price, must be agreed to in writing by the parties.

         2. Services. The services to be provided by INTERSECTIONS in connection with the Product are described in Exhibit B ("Services") attached to and made a part of this Agreement. Any changes of the Services must be agreed to in writing by the parties. INTERSECTIONS will comply with the procedures and meet the service standards set forth in Exhibit C attached to and made a part of this Agreement. In addition, INTERSECTIONS will prepare and submit to DFS the reports set forth in Exhibit D, and the business and growth plans set forth in Exhibit F attached to and made a part of this Agreement.

         3. Compensation. INTERSECTIONS agrees to pay compensation to DFS for sales of the Product in the amount and manner described in Exhibit E attached to and made a part of this Agreement.

         4.       Term and Termination.

                  a. Term. This Agreement shall commence on May 1, 2001, and continue for a period of thirty-six (36) months unless terminated earlier in accordance with this Paragraph. The prior agreement between INTERSECTIONS and DFS commenced on May 1, 1998 and ended April 30, 2001. This Agreement shall automatically renew for successive 12 month terms ("Renewal Terms") unless either party gives written notice of its intent not to renew at least sixty (60) days prior to the last day of the then current term.

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                  b.       Termination. This Agreement will terminate upon sixty
(60) days written notice by either party, or sooner if required by law, in the event of the adoption of legislation or other such authority which (i) necessitates the discontinuance or substantial curtailment of the solicitation or sale of the Product, or (ii) has the effect of materially reducing the compensation specified in this Agreement earned by either party in connection with the Product, provided that the parties use their best efforts to remedy the circumstances giving rise to the right to terminate this Agreement. At any time, either party may terminate this Agreement effective immediately upon notice to the other party if the other party (i) commences any proceeding relating to its reorganization, dissolution or liquidation; (ii) discontinues its business, becomes insolvent or fails to pay obligations as they become due; or (iii) breaches any material provision of this Agreement and fails to cure such breach within fifteen (15) days of receipt of notice of breach or such longer period of time as agreed to by the parties.

In addition, either party may terminate this Agreement without cause upon one hundred eighty (180) days' prior written notice.

             C. Effect of Termination. In the event of a termination, INTERSECTIONS will continue to provide the Product and Services to Cardmembers and DFS shall continue to bill cardmembers until the number of Cardmembers purchasing the Product falls below 500. The quality of the Product and compliance with the Service Standards shall be maintained as if this Agreement had not been terminated.

                           During the term of this Agreement, DFS will cooperate
with INTERSECTIONS to encourage individuals who have purchased the Product to continue purchasing the Product, and will not allow the solicitation of credit monitoring and notification products substantially similar to the Product offered under this Agreement to any individual who has purchased the Product and except further as INTERSECTIONS may agree in writing.

                           For the period of three (3) years following the
termination of this Agreement, DFS shall not allow the solicitation by solo mail, inserts, outbound telemarketing, e-mail, newsletters, or through inbound customer relations calls, of any individual who have purchased the Product for a credit monitoring and notification product substantially similar to the Product. DFS shall not target by direct solo mail, inserts, outbound telemarketing, e-mail, newsletters or through inbound customer relations calls, Cardmember(s) who have purchased the Product for a replacement of Product except after the end of the three (3) year period.

5. Enhancement and Special Feature Ownership.

         a. INTERSECTIONS. The parties agree that INTERSECTIONS owns all rights in connection with the Product and any enhancement or special feature added to the Product. Notwithstanding the foregoing, DFS will own all rights in connection with any enhancements or special features added to the Product at DFS's request ("DFS Enhancements"). "). Any suggestion or concept already developed or under development by INTERSECTIONS at the time requested by DFS shall not be considered a DFS enhancement for the purposes of this Agreement. INTERSECTIONS agrees that all work in connection with any DFS Enhancements under this Agreement constitute "work-for-hire" as that term is defined in Section 101 of the Copyright Act, 17 U.S.C. Section 1 01, and is the sole and exclusive property of DFS. All right, title and interest in copyrights, trade secrets, trademarks, service marks, patents and other intellectual property derived in any DFS Enhancement, to the extent they are available, are the sole and exclusive property of DFS, free from any claim or retention of rights thereto on the part of INTERSECTIONS. In the event that the aforementioned rights are found not to be a 'work-for-hire" or otherwise cannot be conferred to DFS automatically, INTERSECTIONS acknowledges that this Agreement constitutes an assignment of such rights in any DFS Enhancement and agrees to execute whatever documentation necessary to formalize such assignment to DFS.

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         b. Contractor. Subject to DFS's prior approval, INTERSECTIONS may retain contractors to perform work in connection with the Product and Services. INTERSECTIONS will ensure that all DFS Enhancement created, prepared, or produced by an INTERSECTIONS contractor will become the sole property of DFS. INTERSECTIONS will require that each contractor agree to convey all right, title and interest in copyrights, trade secret, trademarks, service marks, patents and other intellectual property derived in any DFS Enhancement before the contractor begins to perform such work. If, despite INTERSECTIONS's best efforts, a contractor is unwilling to agree to convey all of these rights in any DFS Enhancement, INTERSECTIONS will immediately notify DFS, which will then determine whether to authorize INTERSECTIONS to retain the contractor under revised terms.

                  6        Product Differentiation. INTERSECTIONS will not use
         any DFS Enhancement for any purpose except as provided hereunder without the written consent of DFS.

                  7. Product Name. The name of the Product shall be ProfileProtect. DFS shall be the owner of such name. DFS grants INTERSECTIONS a license to use such name during the term of this Agreement. In the event of a termination of this Agreement, DFS grants INTERSECTIONS a license to use such name for the purpose of providing the Product and Services in accordance with Paragraph 5 to Cardmembers who continue to purchase the Product.

                  8. Review of Promotional Materials. All advertising and promotional materials used in connection with the Product, including, but not limited to, fulfillment kits, brochures, newsletters, inserts, telemarketing scripts, customer correspondence and form letters, must be approved by both parties, such approval or disapproval not to be unreasonably withheld. Each party will notify the other in writing of its approval of a submitted item within ten (10) business days of receipt. Specific reasons must be given for disapproval. In the event the reviewing party has not notified the submitting party of its approval or disapproval within the ten (10) day period, the submitting party will notify the reviewing party in writing of that fact. Upon receipt of such notice, the reviewing party will have until the end of the next business day to either approve or disapprove the item. If the reviewing party has not responded by the end of the next business day, the item will be deemed approved. If the submitting party resubmits an item for review incorporating changes requested by the reviewing party, the reviewing party will notify the submitting party of its approval or disapproval within five (5) business days of receipt of the resubmission.

         9. Use of DFS Work Product or Name. INTERSECTIONS will not use and will keep its employees, agents and subcontractors, if any, from using the name of DFS or its parent, subsidiaries or affiliates, or any name, logo, copyright, service mark or trademark owned or licensed by DFS, its parent, subsidiaries or affiliates, in any manner whatsoever that is not otherwise authorized by the terms of this Agreement without the prior written consent of DFS. In addition, INTERSECTIONS will not use any work product produced exclusively hereunder for any purpose whatsoever including advertisements, client lists or submissions in competitions without the prior written approval of DFS.

         10. Customer List. DFS shall engage an agent to develop targeted contact lists based on DISCOVER Cardmembers to market the Product. INTERSECTIONS will have input into agent's selection criteria subject to DFS's approval.

         INTERSECTIONS agrees that DFS has the right to market the Product using customer lists that are not based on DISCOVER Cardmembers. Should DFS exercise this right, both parties shall mutually agree as to the functions to be performed by each party and each party's compensation.

         INTERSECTIONS recognizes that the customer relationship and the above lists are the property of DFS. INTERSECTIONS shall return or destroy all such lists on termination of this Agreement and shall treat such information as confidential in accordance with Paragraph 12.

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         11. Confidentiality. In the course of performance under this Agreement,
INTERSECTIONS may have access to or receive disclosure of information considered confidential and proprietary by DFS, including, but not limited to, Cardmember names, addresses, and telephone numbers, and DFS may have access to or receive disclosure of information considered confidential and proprietary by INTERSECTIONS, including, but not limited to software systems and credit records (hereinafter referred to in each case as "Confidential Information"). Confidential Information shall not include information in the public domain, information known to the other party prior to this Agreement and information lawfully obtained from a third party by the other party, but shall include confidential and proprietary information of affiliates of each party.

         Each party agrees that Confidential Information will be used solely in connection with the performance of this Agreement and will not (except as required by law) be disclosed without the approval of the other party to any third party or to any of such party's affiliates, directors, officers or employees except those with a "need to know". Any such disclosure to a third party shall be made only upon receipt of a confidentiality agreement approved by DFS from such third party which is substantially as comprehensive in terms as those contained herein. INTERSECTIONS agrees to obtain a Confidentiality Agreement from DMS, its subcontractor, prior to commencement of this Agreement. Each party shall retain exclusive ownership of its Confidential Information with the right to demand return of Confidential Information from the other party at any time.

         Specifically, INTERSECTIONS agrees that it will reveal such Confidential Information only to those of its employees who are engaged in providing the Product and Services hereunder. At no time will any Confidential Information be left unattended in an unlocked area. All work in progress containing Confidential Information shall be kept in a secured area at INTERSECTIONS's facility with access limited to those employees designated to work on the Product, except during the time of the initial processing of materials containing Confidential Information in the mail receiving area. Any time an employee working with Confidential Information leaves the work area during the work day, he or she will place the Confidential Information under lock and key. All work in progress containing Confidential Information shall be placed in a high security locked area each night. All completed work containing Confidential Information shall be stored in a high security locked area.

         INTERSECTIONS further warrants and represents that it will not compile, organize, access, create lists of or otherwise use such Confidential Information other than as authorized hereunder and that it will not contact any Cardmember to market, sell or otherwise promote the use or purchase of any other goods or services of INTERSECTIONS or any third party without prior written consent.

         Each party agrees that is shall comply with the provisions of any privacy laws and regulations requiring confidential treatment of personal information under such laws and regulations, including, without limitation, the Gramm-Leach-Bliley Act, and any other federal and state privacy laws. In addition, each party will maintain appropriate measures to safeguard all Cardmember information. Such measures will, at a minimum, be designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information as issued and interpreted by the federal Deposit Insurance Corporation (as C.F.R. 308 and 364).

         Each party recognizes the irreparable harm which would be caused the other party if Confidential Information were used or disclosed in violation of this Paragraph, and each party shall use at least the same degree of care in protecting the other party's Confidential Information as it uses in protecting its own Confidential Information.

         Upon request, all Confidential Information of either party that is in the possession of the other party shall be returned upon termination of this Agreement.

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         12. Notice. Any notice, request, demand, or other communication required or permitted hereunder will be in writing, postage prepaid, addressed to the party to be notified. All communications will be deemed given when received. The respective addresses for the parties for the purpose of such communications are:

            If to DFS:             Discover Financial Services
                                   2500 Lake Cook Road
                                   Riverwoods, Illinois 60015
                                   Attn: Vice President and Controller

            With a copy to:        Senior Vice President - Discover Enterprises

            If to INTERSECTIONS:   Intersections Inc.
                                   14930 Bogle Drive
                                   Chantilly, VA 20151
                                   Attn: Chief Financial Officer

         Either party may change its mailing address by written notice to the other party in accordance with this section.

                  13. Independent Contractors. Except as specifically provided herein, INTERSECTIONS will perform all Services hereunder as an independent contractor, and nothing contained herein will be deemed to create any association, partnership, joint venture or relationship of principal and agent or employer and employee between the parties hereto, or to provide either party with the right, power or authority, whether express or implied, to create any such duty or obligation on behalf of the other party. INTERSECTIONS will be solely responsible for compensating its employees and subcontractors, if any, which perform or provide work or work products hereunder.

                  14. Indemnification.

                  a. DFS will indemnify and hold harmless INTERSECTIONS and its officers, directors, affiliates, employees, agents and representatives, against any and all liabilities, judgments, damages, claims, demands, costs, expenses (including reasonable attorneys' fees) or losses ("Claims"), arising in connection with the Product or Services to be provided hereunder, from DFS's negligence, willful misconduct, breach of warranty or failure to perform in accordance with the terms of this Agreement.

                  b. INTERSECTIONS will indemnify and hold harmless DFS and its officers, directors, affiliates, employees, agents and representatives, against any and all Claims arising in connection with the Product and Services to be provided hereunder from Company's negligence, willful misconduct, breach of warranty or failure to perform in accordance with the terms of this Agreement.

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                  c.       Notice and Rights under Indemnification. The party
seeking indemnification must (i) notify the party from whom indemnification is sought of the Claim; (ii) not have engaged in negligent or willful misconduct in connection with the Claim; (iii) provide the party from whom indemnification is sought with all information reasonably accessible to it for such party to defend the Claim; and (iv) cooperate with the party from whom indemnification is sought in regard to its defense or settlement of the Claim. The party seeking such indemnification shall have the right, at its own expense, to participate in the defense of the Claim for which it is indemnified and which has been assumed by this obligation or indemnity hereunder; however, it shall have no right to control the defense, consent to judgment, or agree to settle any such Claim without the prior written consent of the party from whom such indemnification is sought.

                  15. Fraud Prevention. INTERSECTIONS agrees to take all actions necessary to prevent fraud in connection with the Product and Services provided hereunder including, but not limited to, misuse of credit bureau information, Cardmember information and/or account numbers by its employees. INTERSECTIONS agrees to be held strictly liable for any fraud committed or facilitated by its employees. INTERSECTIONS shall immediately inform DFS of any evidence of fraud by Cardmembers it may become aware of and shall cooperate with DFS in resolving such matters.

                    16. Representations and Warranties.

                  a. Agreement. Each party represents and warrants that it is free as of the effective date of this Agreement of any contractual obligation or legal disability that would prevent it from entering into and performing under the terms of this Agreement.

                       b. Product/Services. INTERSECTIONS represents and warrants that it has the right to provide the Product and Services to DFS under the provisions of this Agreement. INTERSECTIONS further represents and warrants that it will comply with all statutory requirements and applicable rules, regulations and guidelines issued by any federal or state agency having jurisdiction over the Product or Services.

                       C. Work Product. INTERSECTIONS represents and warrants that all work product produced for DFS under this Agreement is original or that rights in the work product, necessary to DFS's purposes, have been obtained. INTERSECTIONS further represents and warrants that none of its work product will infringe any statutory or common law copyright or, other personal or property interest of any third party.

               17.Accounting and Audit. Each party will keep accurate and complete books and records relating to the Products sold under this Agreement. Subject to the confidentiality requirements set forth in Paragraph 12 above, each party (or such auditors as either party may select) shall have the right to examine the books and records of the other party as they specifically relate to the business transacted under this Agreement. Either party may conduct an audit during the term of this Agreement and for a period of five (5) years following its termination, upon reasonable prior written notice to the other party; provided that no party shall be subject to such an audit more than once during a twelve
      (12) month period. Each such audit shall be conducted in the presence of a duly authorized representative of the party being audited at a time mutually agreeable to both parties. No documents, machine-readable data or other information in any format shall be copied or reproduced by the auditing party (or its selected auditors) without (i) first being reviewed by the audited party's authorized representatives), and obtaining the audited party's written consent for any such copying or reproduction. The party conducting the audit shall bear all out-of-pocket costs and expenses relating or attributable to each such audit. The results of any audit requested by either party shall be made

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      available to the audited party free of charge within ten (10) days after such results are made known to the auditing party.

         18. Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid, such invalidity will not affect any other provision which can be given effect without the invalid provision or application, and to this end the provisions hereof will be severable.

         19. Waiver. No delay or omission by DFS or INTERSECTIONS in exercising any right, remedy or power hereunder will operate as a waiver of such right, remedy or power or of any other right, remedy or power. No waiver of any right, remedy or power on one occasion by DFS will be construed as a waiver of, or a bar to, the exercise of such right, remedy or power on any other occasion. All such rights, remedies and powers of DFS, not only hereunder but also under any other agreement of DFS with INTERSECTIONS, are cumulative, and not alternative or exclusive, and may be exercised by DFS at such time or times and in such order of preference as DFS may deem advisable.

         20. Insurance. INTERSECTIONS will maintain adequate insurance from a qualified and licensed insurer in good financial standing throughout the term of this Agreement, as specified in Exhibit G. At DFS's option and upon its request, INTERSECTIONS will name DFS as an additional insured. The insurance shall be primary over any other insurance covering DFS and shall remain in effect continuously for the term of this Agreement and for such longer period. As is necessary to support INTERSECTIONS's indemnity obligations under this Agreement. Also upon written request, INTERSECTIONS shall promptly provide certificate(s) from its insurers indicating the amount of insurance coverage, the nature of such coverage and the expiration date of each applicable policy. The certificate(s) will state that companies affording coverage will provide DFS with at least thirty (30) days' written notice of any cancellation or non-renewal of any coverage. The certificate will be in a form which DFS can verify provides continuing insurance coverage through the term of this Agreement.

         21. Force Maieure. If for any reason, such as strikes, boycotts, war, acts of God, labor troubles, riots, delays of commercial carriers, restraints of public authority, or for any other reason, similar or dissimilar, beyond its control, either party is unable to perform its respective obligations in connection with this Agreement, such non-performance will not be considered a breach of this Agreement. Upon the occurrence of such event, the party so affected, upon giving prompt written notice to the other party, shall be excused from such performance to the extent of such prevention, interference or restriction, provided that the party so affected shall take all reasonable steps to avoid or remove such causes of nonperformance and shall continue performance hereunder with dispatch whenever such causes are removed.

         22. Compliance With Laws. In the performance of its obligations under this Agreement, INTERSECTIONS agrees to comply and to cause its agents and subcontractors, if any, to comply with all applicable federal, state laws, codes, rules and regulations, including but not limited to (a) equal opportunity and nondiscrimination in employment; (b) the employment of the disabled; and (c) the employment of veterans. INTERSECTIONS also agrees to procure permits and certificates where required.

         23. Improper Payments. Both parties agree that, in connection with the performance of its obligations under this Agreement, it will not make any payments to, or confer or offer to confer any benefits upon, any employee, agent or fiduciary of DFS or of any third party, including, without limitation, any government, agency or instrumentality thereof, with the intent to influence the conduct of such employee, agency or fiduciary in relation to the business or affairs of DFS or of another party in connection with this Agreement.

         24. Governing Law. The validity, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

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         25.      Assignment. This Agreement may not be assigned by either party without the prior written consent of the other, except that DFS may assign the Agreement to its parent, any subsidiary or affiliate of DFS, or any successor in interest of DFS, without the consent of INTERSECTIONS.

         26.      Change in Ownership.

                  a. DFS shall have the right to terminate this Agreement with sixty (60) days written notice to INTERSECTIONS in the event of a Change in Control of INTERSECTIONS. A "Change in Control" of INTERSECTIONS means:

                           (i)      A change in control of INTERSECTIONS means
the consummation of any transaction after which Loeb Holding Corporation or controlled affiliates thereof, do not own or have control, either directly or through one or more controlled subsidiaries, of voting 51% of the combined voting power of outstanding voting securities.

                           (ii)     The consummation of the sale, transfer or
other disposition of all or substantially all of the assets of INTERSECTIONS, unless such sale, transfer or other disposition is to the parent or a subsidiary of INTERSECTIONS and all of INTERSECTIONS' rights and obligations under this Agreement are assigned to that party in accordance with this Agreement.

         27. Entire Agreement: Amendment. This Agreement constitutes the entire agreement between the parties with respect to the Product and Services. Any prior agreements, representations, statements, negotiations or undertakings dealing with these Product and Services or the subject matter of this Agreement are superseded hereby. This Agreement may be amended or modified only by a writing signed by both parties to this Agreement.

         28. Headings. The paragraph headings used in this Agreement are for the convenience of the parties only and will not define or limit the substance of any paragraph. Reference herein, unless otherwise specified, to a paragraph, subparagraph, clause or subclause is a reference to such paragraph, subparagraph, clause or subclause of this Agreement.

         IN WITNESS WHEREOF, the parties, by their undersigned representatives, hereby execute this Agreement.

INTERSECTIONS INC.                                  DISCOVER SERVICES, INC.

Michael R. Stanfield                                  Marge Bellock
Chairman                                              Senior Vice President and
Date:                                                 General Manager
                                                      Date:

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                                    EXHIBIT A
                              PRODUCT DESCRIPTION

PROFILEPROTECT PRODUCT DESCRIPTION

All Program benefits are subject to any limitations and restrictions imposed by local, state and federal laws, rules and regulations. INTERSECTIONS shall provide the following benefits (or equivalents with DFS's written approval) to Participating Cardmembers in consideration of a membership fee of $8.99 per month or $89.95 per year with a 30-day free trial period.

The Program benefits shall consist of the following:

NOTIFY EXPRESS

Notifies a Participating Cardmember of changes in subscriber's file at one of the major credit bureaus, (the "Credit Bureaus") every business day by e-mail, pager or by U.S. mail.

-        1-Bureau Personal Credit Profile

- This report will include the individual member's personal credit bureau information as reported by one of the Credit Bureaus.

- INTERSECTIONS reserves the right in its sole discretion to select from which Credit Bureau the individual credit report is pulled. The report will be printed in an-easy-to-read format that to facilitate the members understanding of his or her personal credit information.

- The report will include a summary page that provides an overview of the types of accounts, total accounts, account balances, public records and a variety of other categories of information

- The report will include a legend that aids in interpreting data elements of the profile.

- Daily (business day) monitoring at one of the Credit Bureaus with Notification of:

-        New accounts opened in a member's name

-        Inquiries (excludes promotional/pre-approval inquiries)

-        Address changes reported in a subscriber's name

COMPREHENSIVE QUARTERLY CREDIT UPDATE

- A member's personal credit bureau information will be reviewed every 90 days and a detailed summary that includes the following will be provided:

-        New accounts opened in a subscriber's name

-        Inquiries (excludes promotional/pre-approval inquiries)

-        Address changes reported in a subscriber's name

-        Identification information changes

IDENTITY FRAUD EXPENSE COVERAGE

Identity fraud reimbursement program will be provided in accordance with the terms and conditions of the program description from Intersections Inc.

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IDENTITY FRAUD EXPENSE COVERAGE

- A member will automatically receive protection with Identity Fraud Expense Coverage. This coverage is not an insurance policy. This coverage reimburses a member who is a victim of identity fraud for certain types of expenses as listed below:

- Lost wages as a result of time taken off from work to deal with the fraud (up to $500 per week for a maximum of four weeks)

- Notary and certified mailing costs for completing and delivering legal documents

- Loan application fees for re-applying for loans that were declined due to erroneous credit information that had resulted from the fraud

- Phone charges for calling merchants, financial institutions, and law enforcement agencies to discuss an actual fraud.

CREDIT ANALYZER

Assists a member in understanding what factors influence a credit score and how to take positive steps to improve his or her credit worthiness. It shows how certain variables may impact a member's score and how the member may influence their score over time. Credit Analyzer is intended as a guide to how credit scores work and may differ from any specific score calculated by any particular lender.

CREDIT EDUCATION

- Toll-free Customer Service available to provide Participating Cardholders one-on-one assistance as needed - provided by trained credit education specialists

-        Customer Service Center hours of operation are 9:00 A.M. to 9:00 P.M.
         Monday - Friday, Saturday 9:00 A.M. to 5 P.M Eastern Time.

- Access to ProfileProtect benefits via www.ProfileProtect.com Web site containing helpful information regarding credit card fraud and identity theft.

FREE UPGRADE TO A 3-BUREAUS-IN-1 PROFILE AND MONITORING

- To thank a member for enrolling in the Program, INTERSECTIONS will upgrade (at a subscriber's written request) the ProfileProtect membership so that the member receives quarterly updates from all three credit bureaus at no additional cost.

         1. Digital authorization given by a member to INTERSECTIONS with respect to INTERSECTIONS' obtaining such member's Credit Bureau report will be accepted pursuant to procedures compliant with the opinion of INTERSECTIONS' attorney appended hereto and made a part hereof, and as amended consistent with changes in law due to legislation.

Previously offered product configurations shall remain in effect and a ProfileProtect member may be offered the opportunity to change product configurations using strategies that have been mutually agreed upon by INTERSECTIONS and DFS.

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PREVIOUS PRODUCT CONFIGURATIONS INCLUDE THE FOLLOWING:

3-BUREAUS-IN-1 PROFILE

-        Provided to members who enrolled prior to 4/1/00

- Members are provided an initial 3-Bureau Credit Profile containing the individual member's personal credit bureau information. The report will be printed in an-easy-to-read format to facilitate the members understanding of his or her personal credit information.

- The report will include a summary page that provides an overview of the types of accounts, total accounts, account balances, public records and a variety of other categories of information

- The report will include a legend that aids in interpreting data elements of the profile.

- 2-Bureau monthly monitoring for those members who enrolled prior to 4/1/00 and have not provided written authorization.

3-BUREAU MONTHLY MONITORING

- On a monthly basis, if a full-file inquiry and/or a new account is opened in a subscriber's name, INTERSECTIONS will send notification. In this event, INTERSECTIONS will also send notification regarding the presence of any new delinquent or derogatory information.

- If there has been not delinquent or derogatory information reported, new accounts opened, or full-file inquiries for a period of 90 days, a notice will be generated and sent to advise the Cardmember.

CREDIT EDUCATION

- Toll-free Customer Service available to provide Participating Members one-on-one assistance as needed - provided by trained credit education specialists

-        Customer Service Center hours of operation are 9:00 A.M. to 9:00 P.M.
         Monday - Friday, Saturday 9:00 A.M. to 5 P.M EST.

                                   EXHIBIT B
                                    Services

Customer Service

Toll-free Customer Service will be available six (6) days per week: (Mon-Fri) between the hours of 9 AM and 9 PM EST and Saturday between the hours of 9 AM and 5 PM EST.

The customer service telephone service will be staffed by INTERSECTIONS representatives who are dedicated to work on the product each day. However, in the event of increased call volumes for the Product or other INTERSECTIONS products, INTERSECTIONS will be able to use the dedicated representatives for other products, and use other representatives for the Product.

The customer service representatives will be available to Cardmembers who have purchased the Product to provide assistance explaining the Profile and the ongoing monitoring features, and provide answers to any inquiry regarding billing and service interruptions.

The customer service representatives will also provide general information to Cardmembers to help them to resolve issues with their Profile with the credit bureaus.

INTERSECTIONS will provide a direct telephone line which will for DFS's customer service to transfer to INTERSECTIONS' customer service Cardmembers who have questions relating to the Product and have called DFS's customer service centers.

                                    EXHIBIT C

                               Services Standards

SERVICE STANDARDS

The following Customer Service Standards ("Standards") shall apply:

          FUNCTION                                             STANDARD
-----------------------------------    ---------------------------------------------------------
Inbound Call Handling                                            **

Rejection Rate                                                   **

Member Enrollments                                               **


Membership Fulfillment                                           **

Written Correspondence                                           **

Dispute Resolution                                               **

External Customer Service Surveys                                **

Customer Listening                                               **

----------
** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

CUSTOMER SERVICE REPRESENTATIVE LIAISON

INTERSECTIONS will designate a Client Service Representative to act as a liaison between INTERSECTIONS and DFS on Standards issues. This liaison will participate in weekly meetings to discuss these issues

PENALTY PRICING

Failure by INTERSECTIONS to comply with the Standards will result in a monetary penalty as set forth below:

- Failure to meet any Standard when measured during ** consecutive weeks will result in a penalty payment of $** from INTERSECTIONS to DFS

- Failure to meet a Standard for ** consecutive weeks will result in a penalty payment of $** from INTERSECTIONS to DFS.

- Failure to meet a standard for ** or more consecutive weeks will result in a penalty payment of $** from INTERSECTIONS to DFS for each week the Standard is not met.

----------
** This information is confidential and has been omitted and filed with the Securities and Exchange Commission.

The amount of any penalty payment shall reduce the amount of remittance DFS is to pay INTERSECTIONS each month.

DFS may waive any penalty payment in its discretion. Waiver of any penalty payment or Standard will not be construed as a waiver of or bar to DFS's right to impose penalties or enforce the Standard in the future.

INTERSECTIONS will not be subject to penalty pricing for membership fulfillment standard violations if those violations are due to data integrity issues.

                                    EXHIBIT D

                                     Reports

         INTERSECTIONS will provide a list of Cardholders who were telemarketed for the Product at the end of each month by the fifth business day following the end of the month to DFS's design processing agent in a format agreed to by the parties.

         INTERSECTIONS will send enrollment data by the tenth work day following the end of a month to DFS's designated processing agent in a format agreed to by the parties.

         INTERSECTIONS will provide DFS with call volume reports of customer service calls

REPORTS

         INTERSECTIONS will provide the following reports at times requested by DFS, attached hereto and made part of this Exhibit:

    **

----------
** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

                                    EXHIBIT E

                                  Compensation

         Compensation Plan A sets forth the compensation plan with respect to enrollments obtained from the commencement of this Agreement (5/1/01) and in subsequent years. Compensation Plan B shall be in effect for members who enrolled in ProfileProtect prior to the start of this Agreement.

         Individuals who purchase the Product who are not Cardmembers and Cardmembers who pay for the Product through avenues other than their DISCOVER Cards shall be treated the same as Cardmembers for commission purposes.

PLAN A

1. INTERSECTIONS shall pay DFS a commission equal to **% of the net revenues for the first ** months (successful billings) when an individual purchase the Product, **% of the net revenue between months ** and ** (successful billings), and **% of the net revenue if an individual continues to purchase the Product for any subsequent months.

----------
** This information is confidential and has been omitted and filed with the Securities and Exchange Commission.

         INTERSECTIONS. Net revenue shall mean revenue generated from services sold less cancellations, refunds and charge backs.

2. Termination. If this Agreement is terminated, commissions shall be paid as follows:

Each month, the number of individuals who are currently receiving the Product ("Purchasers") shall be determined. Based on that number commission shall be paid as follows:

         a. If the number of Purchasers exceeds the number of Purchasers determined after the ** month of this Agreement commission shall be **% on all accounts;

         b. If the number of Purchasers exceeds the number of Purchasers determined after the ** month of this Agreement, but is less than the number of Purchasers determined after the ** month of this Agreement, the commission shall be **% on all accounts;

         c. If the number of Purchasers is less than the number of Purchasers determined after the ** month of this Agreement, then the commission shall be **% on all accounts;

         d. If termination occurs prior to the ** month of this Agreement at the request of DFS, then all post termination commissions shall be **% on all accounts;

         e. If termination occurs prior the ** month of this Agreement at the request of INTERSECTIONS, then all post termination commissions shall be **%.

----------
** This information is confidential and has been omitted and filed with the Securities and Exchange Commission.

3. When the number of Purchasers receiving the Product after termination of this Agreement falls below **, no commissions are to be paid. The Product is to be canceled and Purchasers to receive a pro-rata refund paid by INTERSECTIONS of the Product purchase

----------
** This information is confidential and has been omitted and filed with the Securities and Exchange Commission.
                                        i
price, based on the number of months remaining in each Purchaser's year of ongoing monitoring.

4. All commissions will be subject to a charge back for any cancellations, refund or charge backs.

5. INTERSECTIONS will authorize DISCOVER Card transactions using a processor approved by DFS. Declined transactions will be resubmitted using an agreed upon re-submittal process.

         When the billing transaction files are received by DFS, settlement will occur with INTERSECTIONS the next banking day. Settlement will be a net of debits and credits as received from INTERSECTIONS, INTERSECTIONS will via wire funds transfer the commission amount for the DFS transactions on the 11th, and 21st, 1st and 6th of the month. Commission for direct billed transactions will be paid-to DFS on a monthly basis via wire funds transfer.

6. DFS shall be responsible for the cost of its agents for list processing.

7. If DFS generates sales of the Product through internal avenues, without acquisition cost to INTERSECTIONS or not as a result of INTERSECTIONS' acquisition efforts, then with respect to such sales, INTERSECTIONS shall pay DFS an acquisition fee of $** per Product sold where the first payment is made.

         If INTERSECTIONS takes the enrollment telephone call for any of these sales, INTERSECTIONS shall pay DFS an acquisition fee of $** per Product sold when the FIRST payment is made. The acquisition fee shall be paid in accordance with Section 5 above.

----------
** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

PLAN B

1. INTERSECTIONS shall pay DFS a commission equal to **% of the net revenues for the first year when an individual purchases the Product, **% of the net revenue if an individual purchases the Product for a second consecutive year, and **% of the net revenue if an individual continues to purchase the Product for any subsequent years.

2. Net revenue shall mean revenue generated from services sold less cancellations, refunds and charge backs.

3. Termination. If this Agreement is terminated, commissions shall be paid as follows:

         Each month, the number of individuals who are currently receiving the Product ("Purchasers") shall be determined. Based on that number commission shall be paid as follows:

         a. If the number of Purchasers exceeds the number of Purchasers determined after the ** month of this Agreement commission shall be **% on all accounts;

         b. If the number of Purchasers exceeds the number of Purchasers determined after the ** month of this Agreement, but is less than the number of Purchasers determined after the ** month of this Agreement, the commission shall be **% on all accounts;

         ----------
         ** This information is confidential and has been omitted and filed separately with the Securities and Exchange Commission.

         c. If the number of Purchasers is less than the number of Purchasers determined after the ** month of this Agreement, then the commission shall be **% on all accounts;

         d. If termination occurs prior to the ** month of this Agreement at the request of DFS, then all post termination commissions shall be **% on all accounts;

         e. If termination occurs prior the ** month of this Agreement at the request of INTERSECTIONS, then all post termination commissions shall be **%.

----------
** This information is confidential and has been omitted and filed with the Securities and Exchange Commission.

3. When the number of Purchasers receiving the Product after termination of this Agreement falls below **, no commissions are to be paid. The Product is to be canceled and Purchasers to receive a pro-rata refund paid by INTERSECTIONS of the Product purchase price, based on the number of months remaining in each Purchaser's year of ongoing monitoring.

----------
** This information is confidential and has been omitted and filed with the Securities and Exchange Commission.

4. All commissions will be subject to a charge back for any cancellations, refund or chargebacks.

5. INTERSECTIONS will authorize Discover Card transactions using a processor approved by DFS. Declined transactions will be resubmitted using an agreed upon re-submittal process.

         When the billing transaction files are received by DFS, settlement will occur with INTERSECTIONS the next banking day. Settlement will be a net of debits and credits as received from INTERSECTIONS, INTERSECTIONS will via wire funds transfer the commission amount for the DFS transactions on the 11th, and 21st, 1st and 6th of the month. Commission for direct billed transactions will be paid-to DFS on a monthly basis via wire funds transfer.

6. DFS shall be responsible for the cost of its agents for list processing.

7. If DFS generates sales of the Product through internal avenues, without acquisition cost to INTERSECTIONS or not as a result of INTERSECTIONS' acquisition efforts, then with respect to such sales, INTERSECTIONS shall pay DFS an acquisition fee of $** per Product sold where the first payment is made.

         If INTERSECTIONS takes the enrollment telephone call for any of these sales, INTERSECTIONS shall pay DFS an acquisition fee of $** per Product sold when the FIRST payment is made. The acquisition fee shall be paid in accordance with Section 5 above.

----------
** This information is confidential and has been omitted and filed with the Securities and Exchange Commission.

                                    EXHIBIT F

Phone System: INTERSECTIONS shall establish and maintain, at its own expense, a customer service 800 number (1-800-461-8836), which shall be the property of DFS, and dedicated solely to the Service provided to DISCOVER Cardmembers.

Postal Box: INTERSECTIONS shall establish and maintain, at its own expense, a lockable postal box, which shall be the property of DFS, and dedicated solely to DISCOVER Cardmembers.

                                    EXHIBIT G

                             Insurance Requirements

INTERSECTIONS maintains the following coverages for Errors & Omissions and Employee Dishonesty.

ERRORS & OMISSIONS

Limit of Liability: $2,000,000 each event

Coverage is defined, but not limited to, the following:

         a) Communications Liability - Damages incurred on account of injury sustained by any person or organization arising out of:

                  1)       defamation including libel or-slander;

                  2)       disparagement or harm to character;

                  3)       product disparagement;

                  4)       invasion or infringement of the right to privacy;

                  5) outrageous conduct or infliction of emotional distress;

                  6)       plagiarism or misappropriation of information;

                  7)       piracy;

                  8) infringement of trademark, trade name, service mark or service name.

         b) Personal Injury Liability - Damages incurred on account of injury sustained by any person or organization arising out of:

                  1)       defamation including libel or slander;

                  2)       disparagement or harm to character;

                  3)       product disparagement;

                  4)       invasion or infringement of the right to privacy;

                  5) outrageous conduct or infliction of emotional distress;

                  6)       false arrest or malicious prosecution.

EMPLOYEE DISHONESTY

Limit of Insurance: $5,000,000

Coverage is defined as, but not limited to dishonest acts committed by an employee, whether identified or not, acting alone or in collusion with other persons, with the intent to cause INTERSECTIONS to sustain loss and obtain financial benefit.

                                        i